Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:	Steve Filton
	Chief Financial Officer	April 27, 2016
610-768-3300

UNIVERSAL HEALTH SERVICES, INC. REPORTS

2016 FIRST QUARTER FINANCIAL RESULTS

Consolidated Results of Operations, As Reported and As Adjusted – Three-month periods ended March 31, 2016 and 2015:

KING OF PRUSSIA, PA – Universal Health Services, Inc. (NYSE: UHS) announced today that its reported net income attributable to UHS was $190.8 million, or $1.93 per diluted share, during the first quarter of 2016 as compared to $174.3 million, or $1.73 per diluted share, during the comparable quarter of 2015. Net revenues increased 10.1% to $2.45 billion during the first quarter of 2016 as compared to $2.23 billion during the first quarter of 2015.

For the three-month period ended March 31, 2016, our adjusted net income attributable to UHS per diluted share, as calculated on the attached Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”), increased approximately 11% to $1.98 per diluted share, as compared to $1.78 per diluted share during the first quarter of 2015. As reflected on the Supplemental Schedule, included in our reported results during each of the first quarters of 2016 and 2015, are net unfavorable after-tax impacts of $.05 per diluted share related to the depreciation and amortization expense recorded in connection with the implementation of electronic health records (“EHR”) applications at our acute care hospitals.

Acute Care Services – Three-month periods ended March 31, 2016 and 2015:

During the first quarter of 2016, at our acute care hospitals owned during both periods (“same facility basis”), adjusted admissions (adjusted for outpatient activity) increased 7.8% and adjusted patient days increased 3.5%, as compared to the first quarter of 2015. Net revenues at these facilities increased 12.0% during the first quarter of 2016 as compared to the first quarter of the prior year. At these facilities, net revenue per adjusted admission increased 3.0% while net revenue per adjusted patient day increased 7.3% during the first quarter of 2016 as compared to the comparable quarter of 2015. On a same facility basis, the operating margin at our acute care hospitals increased to 21.1% during the first quarter of 2016 as compared to 20.5% during the first quarter of 2015. We define operating margin as net revenues less salaries, wages and benefits, other operating expenses and supplies expense (excluding the impact of EHR and other items, if applicable, as indicated on the Supplemental Schedules).

We provide care to patients who meet certain financial or economic criteria without charge or at amounts substantially less than our established rates. Because we do not pursue collection of amounts determined to qualify as charity care, they are not reported in net revenues or in accounts receivable, net. Our acute care hospitals provided charity care and uninsured discounts, based on gross charges, amounting to approximately $345 million and $287 million during the three-month periods ended March 31, 2016 and 2015, respectively. The provision for doubtful accounts at our acute care hospitals amounted to approximately $140 million and $124 million during the three-month periods ended March 31,

2016 and 2015, respectively. Our acute care hospitals experienced an increase in the aggregate of charity care, uninsured discounts and provision for doubtful accounts, as a percentage of gross charges, during the first quarter of 2016, as compared to the first quarter of 2015.

Behavioral Health Care Services – Three-month periods ended March 31, 2016 and 2015:

During the first quarter of 2016, at our behavioral health care facilities on a same facility basis, adjusted admissions increased 1.4% while adjusted patient days increased 1.0% as compared to the first quarter of 2015. At these facilities, net revenue per adjusted admission increased 1.8% while net revenue per adjusted patient day increased 2.2% during the first quarter of 2016 as compared to the comparable quarter in 2015. On a same facility basis, our behavioral health services’ net revenues increased 3.5% during the first quarter of 2016, as compared to the comparable quarter in 2015. The operating margins were 27.8% during the first quarter of 2016 and 28.4% during the first quarter of 2015.

Share Repurchase Program:

In February of 2016, our Board of Directors authorized a $400 million increase to our stock repurchase program, which increased the aggregate authorization to $800 million from the previous $400 million authorization approved during the third quarter of 2014. Pursuant to this program, we may purchase shares of our Class B Common Stock, from time to time as conditions allow, on the open market or in negotiated private transactions.

In conjunction with this program, during the first quarter of 2016, we repurchased approximately 1.3 million shares at an aggregate cost of $152.4 million (approximately $113 per share). Since inception of the program through March 31, 2016, we repurchased approximately 3.2 million shares at an aggregate cost of approximately $376.6 million (approximately $117 per share).

Conference call information:

We will hold a conference call for investors and analysts at 9:00 a.m. eastern time on April 28, 2016. The dial-in number is 1-877-648-7971.

A live broadcast of the conference call will be available on our website at www.uhsinc.com. A replay of the call will be available following the conclusion of the live call and will be available for one full year.

General Information, Forward-Looking Statements and Risk Factors and Non-GAAP Financial Measures:

Universal Health Services, Inc. (“UHS”) is one of the nation’s largest hospital companies operating through its subsidiaries acute care hospitals, behavioral health facilities and ambulatory centers located throughout the United States, the United Kingdom, Puerto Rico and the U.S. Virgin Islands. It acts as the advisor to Universal Health Realty Income Trust, a real estate investment trust (NYSE:UHT). For additional information on the Company, visit our web site: http://www.uhsinc.com.

This press release contains forward-looking statements based on current management expectations. Numerous factors, including those disclosed herein, those related to healthcare industry trends and those detailed in our filings with the Securities and Exchange Commission (as set forth in Item 1A-Risk Factors and in Item 7-Forward-Looking Statements and Risk Factors in our Form 10-K for the year ended December 31, 2015), may cause the results to differ materially from those anticipated in the forward-looking statements. Many of the factors that will determine our future results are beyond our capability to control or predict. These statements are subject to risks and uncertainties and therefore actual results may differ materially. Readers should not place undue reliance on such forward-looking statements which reflect management’s view only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

We believe that operating income, operating margin, adjusted net income attributable to UHS, adjusted net income attributable to UHS per diluted share and earnings before interest, taxes, depreciation and amortization (“EBITDA”), which are non-GAAP financial measures (“GAAP” is Generally Accepted Accounting Principles in the United States of America), are helpful to our investors as measures of our operating performance. In addition, we believe that, when applicable, comparing and discussing our financial results based on these measures, as calculated, is helpful to our investors since it neutralizes the effect in each year of material items related to the implementation of EHR applications at our acute care hospitals and other items that are nonrecurring or non-operational in nature including, but not limited to, costs related to extinguishment of debt, gains on sales of assets and businesses, reserves for settlements, legal judgments and lawsuits, impairments of long-lived assets and other amounts that may be reflected in the current or prior year financial statements that relate to prior periods. To obtain a complete understanding of our financial performance these measures should be examined in connection with net income, determined in accordance with GAAP, as presented in the condensed consolidated financial statements and notes thereto in this report or in our other filings with the Securities and Exchange Commission including our Report on Form 10-K for the year ended December 31, 2015. Since the items included or excluded from these measures are significant components in understanding and assessing financial performance under GAAP, these measures should not be considered to be alternatives to net income as a measure of our operating performance or profitability. Since these measures, as presented, are not determined in accordance with GAAP and are thus susceptible to varying calculations, they may not be comparable to other similarly titled measures of other companies. Investors are encouraged to use GAAP measures when evaluating our financial performance.

Our acute care hospitals are eligible for Medicare and Medicaid EHR incentive payments upon implementation of the EHR application, once they have demonstrated meaningful use of certified EHR technology for the applicable stage or have completed attestations to their adoption or implementation of certified EHR technology. However, there may be timing differences in the recognition of the incentive income and expenses recorded in connection with the implementation of the EHR application which may cause material period-to-period changes in our future results of operations. Pursuant to regulations, hospitals that did not qualify as a meaningful user of EHR by 2015 are subject to a reduced market basket update to the inpatient prospective payment system standardized amount in 2015 and each subsequent fiscal year. We believe that all of our acute care hospitals have met the applicable meaningful use criteria and therefore are not subject to a reduced market basked update to the inpatient prospective payment standardized amount. Under the HITECH Act, hospitals must continue to meet the applicable meaningful use criteria in each fiscal year or they will be subject to a market basket update reduction in a subsequent fiscal year.

(more)

Universal Health Services, Inc.

Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2016	2015

Net revenues before provision for doubtful accounts	$2,619,593	$2,380,101
Less: Provision for doubtful accounts	169,795	154,748

Net revenues	2,449,798	2,225,353

Operating charges:
Salaries, wages and benefits	1,148,139	1,031,703
Other operating expenses	561,584	505,966
Supplies expense	255,250	238,741
Depreciation and amortization	104,049	98,998
Lease and rental expense	24,452	22,891

	2,093,474	1,898,299

Income from operations	356,324	327,054
Interest expense, net	29,600	30,037

Income before income taxes	326,724	297,017
Provision for income taxes	111,005	102,694

Net income	215,719	194,323
Less: Income attributable to noncontrolling interests	24,960	20,024

Net income attributable to UHS	$190,759	$174,299

Basic earnings per share attributable to UHS (a)	$1.95	$1.76

Diluted earnings per share attributable to UHS (a)	$1.93	$1.73

Universal Health Services, Inc.

Footnotes to Consolidated Statements of Income

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,
	2016	2015

(a) Earnings per share calculation:

Basic and diluted:
Net income attributable to UHS	$190,759	$174,299
Less: Net income attributable to unvested restricted share grants	(89)	(68)

Net income attributable to UHS - basic and diluted	$190,670	$174,231

Weighted average number of common shares - basic	97,607	98,910

Basic earnings per share attributable to UHS:	$1.95	$1.76

Weighted average number of common shares	97,607	98,910
Add: Other share equivalents	1,288	1,737

Weighted average number of common shares and equiv. - diluted	98,895	100,647

Diluted earnings per share attributable to UHS:	$1.93	$1.73

Universal Health Services, Inc.

Schedule of Non-GAAP Supplemental Consolidated Statements of Income Information (“Supplemental Schedule”)

For the three months ended March 31, 2016 and 2015

(in thousands, except per share amounts)

(unaudited)

Calculation of “EBITDA”

	Three months ended March 31, 2016		Three months ended March 31, 2015

Net revenues before provision for doubtful accounts	$2,619,593		$2,380,101
Less: Provision for doubtful accounts	169,795		154,748

Net revenues	2,449,798	100.0%	2,225,353	100.0%

Operating charges:
Salaries, wages and benefits	1,148,139	46.9%	1,031,703	46.4%
Other operating expenses	561,584	22.9%	505,966	22.7%
Supplies expense	255,250	10.4%	238,741	10.7%

	1,964,973	80.2%	1,776,410	79.8%

Operating income/margin (“EBITDAR”)	484,825	19.8%	448,943	20.2%

Lease and rental expense	24,452		22,891
Income attributable to noncontrolling interests	24,960		20,024

Earnings before, depreciation and amortization, interest expense, and income taxes (“EBITDA”)	435,413	17.8%	406,028	18.2%
Depreciation and amortization	104,049		98,998
Interest expense, net	29,600		30,037

Income before income taxes	301,764		276,993
Provision for income taxes	111,005		102,694

Net income attributable to UHS	$190,759		$174,299

Calculation of Adjusted Net Income Attributable to UHS

	Three months ended March 31, 2016		Three months ended March 31, 2015
		Per		Per
	Amount	Diluted Share	Amount	Diluted Share
Calculation of Adjusted Net Income Attributable to UHS - including and excluding EHR impact:
Net income attributable to UHS	$190,759	$1.93	$174,299	$1.73

Plus/minus impact of EHR implementation:
EHR-related incentive income, pre-tax	—		—
EHR-related depreciation & amortization, pre-tax	9,306		9,306
EHR-related minority interest in earnings of consolidated entities, pre-tax	(962)		(964)
Income tax provision on EHR-related items	(3,110)		(3,109)

After-tax impact of EHR-related items	5,234	0.05	5,233	0.05

Adjusted net income attributable to UHS	$195,993	$1.98	$179,532	$1.78

Universal Health Services, Inc.

Consolidated Statements of Comprehensive Income

(in thousands)

(unaudited)

	Three months ended March 31,
	2016	2015

Net income	$215,719	$194,323
Other comprehensive income (loss):
Unrealized derivative gains (loss) on cash flow hedges	(14,299)	4,132
Amortization of terminated hedge	(84)	(84)
Foreign currency translation adjustment	5,986	(418)

Other comprehensive income before tax	(8,397)	3,630
Income tax expense related to items of other comprehensive income	(5,360)	1,497

Total other comprehensive income, net of tax	(3,037)	2,133

Comprehensive income	212,682	196,456
Less: Comprehensive income attributable to noncontrolling interests	24,960	20,024

Comprehensive income attributable to UHS	$187,722	$176,432

Universal Health Services, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$54,590	$61,228
Accounts receivable, net	1,374,737	1,302,429
Supplies	116,725	116,037
Deferred income taxes	0	135,120
Other current assets	89,386	103,490

Total current assets	1,635,438	1,718,304

Property and equipment	6,655,292	6,530,569
Less: accumulated depreciation	(2,774,740)	(2,694,591)

	3,880,552	3,835,978

Other assets:
Goodwill	3,594,901	3,596,114
Deferred charges	16,235	16,688
Other	437,883	448,360

	$9,565,009	$9,615,444

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$88,262	$62,722
Accounts payable and accrued liabilities	1,147,384	1,033,697
Federal and state taxes	49,794	3,987

Total current liabilities	1,285,440	1,100,406

Other noncurrent liabilities	295,684	278,834
Long-term debt	3,192,144	3,368,634
Deferred income taxes	178,947	315,900

Redeemable noncontrolling interest	261,492	242,509

UHS common stockholders’ equity	4,289,218	4,249,647
Noncontrolling interest	62,084	59,514

Total equity	4,351,302	4,309,161

	$9,565,009	$9,615,444

Universal Health Services, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three months ended March 31,
	2016	2015

Cash Flows from Operating Activities:
Net income	$215,719	$194,323
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation & amortization	104,049	98,998
Stock-based compensation expense	13,204	10,829
Changes in assets & liabilities, net of effects from acquisitions and dispositions:
Accounts receivable	(79,962)	(96,972)
Accrued interest	688	1,117
Accrued and deferred income taxes	91,131	79,050
Other working capital accounts	98,972	(29,829)
Other assets and deferred charges	(5,803)	(234)
Other	20,911	17,807
Accrued insurance expense, net of commercial premiums paid	22,616	22,748
Payments made in settlement of self-insurance claims	(17,298)	(26,562)

Net cash provided by operating activities	464,227	271,275

Cash Flows from Investing Activities:
Property and equipment additions, net of disposals	(127,214)	(89,276)
Acquisition of property and businesses	(19,543)	(34,500)

Net cash used in investing activities	(146,757)	(123,776)

Cash Flows from Financing Activities:
Reduction of long-term debt	(166,671)	(158,871)
Additional borrowings	14,400	20,800
Financing costs	(44)	0
Repurchase of common shares	(171,042)	(28,767)
Dividends paid	(9,757)	(9,899)
Issuance of common stock	2,331	1,768
Excess income tax benefits related to stock-based compensation	11,002	20,807
Profit distributions to noncontrolling interests	(3,407)	(2,413)
Proceeds received from sale/leaseback of real property	0	12,551

Net cash used in financing activities	(323,188)	(144,024)

Effect of exchange rate changes on cash and cash equivalents	(920)	(466)

(Decrease) increase in cash and cash equivalents	(6,638)	3,009
Cash and cash equivalents, beginning of period	61,228	32,069

Cash and cash equivalents, end of period	$54,590	$35,078

Supplemental Disclosures of Cash Flow Information:
Interest paid	$27,133	$27,158

Income taxes paid, net of refunds	$9,093	$2,876

Noncash purchases of property and equipment	$47,374	$33,082

Universal Health Services, Inc.

Supplemental Statistical Information

(unaudited)

Same Facility:	% Change Quarter ended 3/31/2016

Acute Care Hospitals
Revenues	12.0%
Adjusted Admissions	7.8%
Adjusted Patient Days	3.5%
Revenue Per Adjusted Admission	3.0%
Revenue Per Adjusted Patient Day	7.3%

Behavioral Health Hospitals
Revenues	3.5%
Adjusted Admissions	1.4%
Adjusted Patient Days	1.0%
Revenue Per Adjusted Admission	1.8%
Revenue Per Adjusted Patient Day	2.2%

UHS Consolidated	First quarter ended
	3/31/2016	3/31/2015

Revenues	$2,449,798	$2,225,353
EBITDA (1)	$435,413	$406,028
EBITDA Margin (1)	17.8%	18.2%

Cash Flow From Operations	$464,227	$271,275
Days Sales Outstanding	51	56
Capital Expenditures	$127,214	$89,276

Debt	$3,280,406	$3,118,642
UHS’ Shareholders Equity	$4,289,218	$3,906,963
Debt / Total Capitalization	43.3%	44.6%
Debt / EBITDA (2)	2.03	2.12
Debt / Cash From Operations (2)	2.70	2.80

Acute Care EBITDAR Margin (3)	21.1%	20.5%
Behavioral Health EBITDAR Margin (3)	27.8%	28.4%

(1)	Net of Minority Interest
(2)	Latest 4 quarters
(3)	Same facility basis, before Corporate overhead allocation and minority interest.

Universal Health Services, Inc.

Selected Hospital Statistics

For the three months ended

March 31, 2016 and 2015

AS REPORTED:
	ACUTE			BEHAVIORAL HEALTH
	03/31/16	03/31/15	% change	03/31/16	03/31/15	% change

Hospitals owned and leased	24	24	0.0%	217	203	6.9%
Average licensed beds	5,854	5,792	1.1%	21,751	20,985	3.7%
Patient days	325,171	317,979	2.3%	1,500,705	1,443,066	4.0%
Average daily census	3,573.5	3,533.1	1.1%	16,491.3	16,034.1	2.9%
Occupancy-licensed beds	61.0%	61.0%	0.1%	75.8%	76.4%	-0.8%
Admissions	69,674	65,419	6.5%	115,421	112,706	2.4%
Length of stay	4.7	4.9	-4.0%	13.0	12.8	1.6%

Inpatient revenue	$4,965,537	$4,328,767	14.7%	$1,959,570	$1,823,425	7.5%
Outpatient revenue	2,767,329	2,284,712	21.1%	221,643	204,569	8.3%
Total patient revenue	7,732,866	6,613,479	16.9%	2,181,213	2,027,994	7.6%
Other revenue	111,557	88,675	25.8%	50,538	50,680	-0.3%
Gross hospital revenue	7,844,423	6,702,154	17.0%	2,231,751	2,078,674	7.4%

Total deductions	6,417,521	5,431,864	18.1%	1,040,661	971,973	7.1%

Net hospital revenue before provision for doubtful accounts	1,426,902	1,270,290	12.3%	1,191,090	1,106,701	7.6%

Provision for doubtful accounts	139,755	124,350	12.4%	30,044	30,356	-1.0%

Net hospital revenue	$1,287,147	$1,145,940	12.3%	$1,161,046	$1,076,345	7.9%

SAME FACILITY:
	ACUTE			BEHAVIORAL HEALTH (1)
	03/31/16	03/31/15	% change	03/31/16	03/31/15	% change

Hospitals owned and leased	24	24	0.0%	201	201	0.0%
Average licensed beds	5,854	5,792	1.1%	20,999	20,707	1.4%
Patient days	325,171	317,979	2.3%	1,448,374	1,431,252	1.2%
Average daily census	3,573.5	3,533.1	1.1%	15,916.2	15,902.8	0.1%
Occupancy-licensed beds	61.0%	61.0%	0.1%	75.8%	76.8%	-1.3%
Admissions	69,674	65,419	6.5%	114,109	112,327	1.6%
Length of stay	4.7	4.9	-4.0%	12.7	12.7	-0.4%

(1)	Garland Behavioral Health, ALPHA (UK) entities, and the Foundations Recovery Network entities are excluded in both current and prior years.